EXHIBIT 99.1

Report of Independent Auditors

To the Board of Directors and Stockholders of
Commission Junction, Inc.

In our opinion, the accompanying balance sheet and the related statements of operations, of stockholders’ deficit and of cash flows present fairly, in all material respects, the financial position of Commission Junction, Inc. (the “Company”) at December 31, 2002, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.  These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audit.  We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

/S/ PricewaterhouseCoopers LLP

Los Angeles, California
March 7, 2003

Commission Junction, Inc.

Balance Sheet

December 31, 2002

Assets

Current assets
Cash and cash equivalents	$5,002,988
Short-term investments	9,952,086
Accounts receivable, net of allowance for doubtful accounts of $227,686	1,518,830
Prepaid expenses	460,915
Other current assets	41,242

Total current assets	16,976,061

Long-term investments	4,107,055
Property and equipment, net	2,319,054
Other assets	106,820

Total assets	$23,508,990

Liabilities, Preferred Stock and Stockholders’ Deficit

Current liabilities
Accounts payable	$545,806
Commissions payable	6,285,004
Customer deposits	1,993,525
Deferred revenue	501,989
Accrued payroll and benefits	694,907
Current portion of capital lease obligation	100,128
Other current liabilities	707,759

Total current liabilities	10,829,118

Deferred revenue	66,037

Total liabilities	10,895,155

Commitments (Note 9)
Preferred stock: $.001 par value; 10,191,773 authorized; 3,383,986 shares issued and outstanding (liquidation preference of $40,000,000)	37,589,416

Stockholders’ equity (deficit)
Common stock: $.001 par value; 15,000,000 shares authorized; 4,835,479 shares issued and outstanding	4,835
Additional paid-in capital	15,063,848
Accumulated deficit	(40,044,264)

Total stockholders’ deficit	(24,975,581)

Total liabilities, preferred stock and stockholders’ deficit	$23,508,990

The accompanying notes are an integral part of these financial statements.

Commission Junction, Inc.

Statement of Operations

For the Year Ended December 31, 2002

Revenue	$16,002,744

Costs and operating expenses
Cost of revenue	8,186,213
Research and development	2,504,389
Sales and marketing	2,675,233
General and administrative	3,648,400

Total costs and operating expenses	17,014,235

Loss from operations	(1,011,491)

Interest income	411,830
Interest expense	(32,276)

Net loss	$(631,937)

The accompanying notes are an integral part of these financial statements.

Commission Junction, Inc.

Statement of Stockholders’ Deficit

For the Year Ended December 31, 2002

	Common Stock .		Additional Paid-in Capital	Accumulated Deficit.
	Shares.	Amount.			Total.

Balance at December 31, 2001	4,823,104	$4,823	$11,025,499	$(39,412,327)	$(28,382,005)

Issuance of common stock for cash	12,375	12	25,863		25,875
Stock-based compensation			12,486		12,486
Capital contribution for warrants			4,000,000		4,000,000
Net loss	.	.	.	(631,937)	(631,937)

Balance at December 31, 2002	4,835,479	$4,835	$15,063,848	$(40,044,264)	$(24,975,581)

The accompanying notes are an integral part of these financial statements.

Commission Junction, Inc.

Statement of Cash Flows

For the Year Ended December 31, 2002

Cash flows from operating activities
Net loss	$(631,937)
Reconciliation of net loss to net cash provided by operating activities
Depreciation and amortization	2,613,332
Provision for bad debts and credit memos	739,431
Stock-based compensation	12,486
Loss on disposition of fixed assets	43,895
Changes in operating assets and liabilities:
Accounts receivable	(732,010)
Prepaid expenses	31,334
Other current assets	52,096
Accounts payable	(325,850)
Commissions payable	3,139,819
Customer deposits	(501,243)
Deferred revenue	(293,902)
Accrued payroll and benefits	(9,078)
Other current liabilities	(737,326)

Net cash provided by operating activities	3,401,047

Cash flows from investing activities
Acquisition of property and equipment	(294,659)
Proceeds from sale of assets	19,822
Purchases of investments, net	(3,879,809)
Decrease in other assets	7,971

Net cash used in investing activities	(4,146,675)

Cash flows from financing activities
Proceeds from issuance of common stock	25,875
Proceeds from capital contribution for warrants	4,000,000
Payments of obligation under capital lease	(185,913)

Net cash provided by financing activities	3,839,962

Net increase in cash and cash equivalents	3,094,334

Cash and cash equivalents at beginning of year	1,908,654

Cash and cash equivalents at end of year	$5,002,988

Supplemental disclosure of cash flow information:
Interest paid	$32,276

The accompanying notes are an integral part of these financial statements.

Commission Junction, Inc.

Notes to Financial Statements

1.             Organization

Commission Junction, Inc. (the “Company”) was incorporated on November 3, 1998, in the State of Minnesota and in August 1999 was reincorporated in the State of Delaware.  The Company operates an advertising network that matches products and advertisements from online advertisers with content from publisher websites to facilitate e-commerce on the Internet.  The Company has a single operating segment, online marketing services.  The Company has no organizational structure dictated by product lines, geography or customer type.

2.             Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less at the date of purchase to be cash equivalents.  Cash equivalents consist primarily of deposits in money market funds and other highly liquid investments.

Investments

The Company considers its marketable securities portfolio as held-to-maturity as defined in Statement of Financial Accounting Standards (“SFAS”) No. 115, “Accounting for Certain Investments in Debt and Equity Securities.”  The short-term and long-term investments are stated at amortized cost, therefore, the Company does not recognize changes in the fair value of its securities.

The Company invests its excess cash in accordance with a policy that seeks to maximize returns while ensuring both liquidity and minimal risk of principal loss.  The policy limits investments to certain types of instruments issued by institutions with investment grade ratings, and places restrictions on maturities and concentration by type and issuer.  The majority of the Company’s portfolio is comprised of fixed income securities that are subject to the risk of market interest rate fluctuations, and all of the Company’s securities held to maturity are subject to risks associated with the ability of the issuers to perform their obligations under the instruments.

In connection with the Company’s capital lease agreement, $750,000 of its investments are pledged as collateral.

Concentrations of Credit Risk

Financial investments, which potentially subject the Company to concentrations of credit risk, consist of cash and cash equivalents, accounts receivable and investments.  At December 31, 2002, substantially all of the Company’s cash was invested in money market funds at one financial institution that the Company believes to be of high credit quality.  The Company had no customer with greater than 10% of revenue for the year ended December 31, 2002.  The Company had one customer with 37% of accounts receivable at December 31, 2002.

Property and Equipment

Property and equipment are stated at historical cost, which includes the assets recorded under capital leases.  Depreciation and amortization is calculated on a straight-line basis over estimated useful lives of the assets, ranging from two to ten years, or the shorter of the lease term or the estimated useful lives of the assets, if applicable.  Repairs and maintenance are charged to expense as incurred, while improvements are capitalized.  Upon the sale or retirement of property and equipment, the accounts are relieved of the cost and the related accumulated depreciation with any resulting gain or loss included in the statements of operations.

Long-Lived Assets

The Company periodically assesses potential impairments to its long-lived assets in accordance with the provisions of SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.”  An impairment review is performed whenever events or changes in circumstances indicate that the carrying value may not be recoverable.  Factors considered by the Company include, but are not limited to: significant underperformance relative to expected historical or projected future operating results; significant changes in the manner of use of the acquired assets or the strategy for the Company’s overall business; and significant negative industry or economic trends.  When the Company determines that the carrying value of a long-lived asset may not be recoverable based upon the existence of one or more of the above indicators of impairment, the Company estimates the future undiscounted cash flows expected to result from the use of the asset and its eventual disposition.  If the sum of the expected future undiscounted cash flows and eventual disposition is less than the carrying amount of the asset, the Company recognizes an impairment loss.  An impairment loss is reflected as the amount by which the carrying amount of the asset exceeds the fair market value of the asset, based on the fair market value if available, or discounted cash flows, if not.

Intangible Assets

Goodwill, representing the excess of purchase price over the fair value of net assets of the acquired businesses, was amortized on a straight-line basis over three years.  Other intangible assets, composed of non-compete agreements and customer lists, were amortized on a straight-line basis over lives ranging from one to five years.  The Company’s goodwill and intangible assets were fully amortized at December 31, 2002 (Note 5).

Revenue Recognition

The Company derives revenue from operating an online advertising network.  Revenue is composed primarily of transaction fees, subscription fees and related services.  Transaction fees are earned by the Company from e-commerce activity resulting from the online advertiser network.  Advertisers pay the Company a transaction fee for sales and other activities generated by publishers.  Revenue is only recognized when Company obligations have been met and collectibility of the related receivable is probable.  Subscription fees are recognized ratably over the expected life of the customer relationship.

The Company also processes commission payments to the appropriate publishers on behalf of the advertisers, but excludes these amounts from its revenue as the Company is not the primary obligor on the commission payments owed to the publisher by the advertiser.

Advertising Costs

Advertising costs are expensed when the ad runs.  The Company had no advertising expense in 2002 and no advertising expense was prepaid at December 31, 2002.

Research and Development

Research and development expenditures are expensed as incurred.

Web Site Development Costs

Web site development costs incurred by the Company to develop, enhance, manage, monitor and operate the Company’s web site are generally expensed as incurred, except for certain costs relating to the acquisition and development of internal-use software that are capitalized and amortized over estimated economic useful lives, generally three years or less.

Income Taxes

Income taxes are accounted for using the liability method.  Under this method, deferred taxes are recorded using the enacted tax rates scheduled by tax law to be in effect when the temporary differences are expected to be settled or reverse.  Valuation allowances are provided if, based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

Accounting for Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with the provisions of Accounting Principles Board (“APB”) No. 25, “Accounting for Stock Issued to Employees” and complies with the disclosure provisions of SFAS No. 123, “Accounting for Stock-Based Compensation.”  Under APB No. 25, compensation expense is recognized based on the difference, if any, on the date of grant between the fair value of the Company’s common stock and the amount an employee must pay to acquire the stock.

The Company accounts for equity instruments issued to non-employees in accordance with the provisions of SFAS No. 123 and Emerging Issues Task Force (“EITF”) Consensus No. 96-18, “Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services” (“EITF 96-18”).  Under SFAS No. 123 and EITF No. 96-18, stock option awards issued to non-employees are accounted for at fair value using the Black-Scholes option pricing model.  Management believes that the fair value of the stock options are more reliably measured than the fair value of the services received.  The fair value of each non-employee stock award is remeasured each period until a commitment date is reached, which is generally the vesting date.  For non-employee awards, deferred stock-based compensation is not reflected in stockholders’ equity until a commitment date is reached.

Comprehensive Income

Comprehensive income includes all changes in equity during a period from non-owner sources.  To date, the Company has not had any transactions that are required to be reported in comprehensive income other than net losses.

Reclassifications

Certain financial statement items have been reclassified to conform to the current year presentation.

3.             Accounts Receivable, Net

The Company’s net accounts receivable balance at December 31, 2002 includes amounts owed by advertisers for the Company’s portion of the transaction fees.  The Company also bills the advertisers on behalf of the publishers for the publishers’ commissions due.  The Company contractually has no liability to the publishers for these commissions until such amounts are collected from the advertisers and accordingly these amounts are netted against the billed receivables.  Amounts billed to advertisers on behalf of publishers were $4,075,925 at December 31, 2002.

4.             Property and Equipment

Property and equipment consists of the following at December 31, 2002:

Purchased software	$2,565,851
Computer equipment	5,090,716
Furniture and equipment	664,908
Leasehold improvements	449,075
Web site development costs	354,155

9,124,705
Less accumulated depreciation and amortization	(6,805,651)

$2,319,054

Fixed assets under capital lease consist of software and computer equipment.

Depreciation expense was $1,982,281 in 2002.  Amortization expense related to purchased software amounted to $630,287 in 2002.

5.             Intangible Assets

The Company’s goodwill, customer lists, and non-compete assets as of December 31, 2002 are a result of several 1998 acquisitions.  These acquisitions were accounted for under the purchase method of accounting.

Intangible assets are included in Other Assets on the balance sheet and are comprised of the following at December 31, 2002:

Goodwill	$281,200
Customer lists	110,000
Non-compete agreements	110,000
Domain name	2,500

503,700
Less accumulated amortization	(503,700)

$—

Amortization expense was $764 in 2002, and has been included in general and administrative expenses on the statements of operations.

6.             Convertible Preferred Stock

In April 2000, the Company authorized 10,191,773 shares of preferred stock, 5,358,146 of which were designated Series A Preferred Stock, 3,987,631 of which were designated Series A-1 Preferred Stock, and 845,996 of which were designated Series A-2 Preferred Stock.

At December 31, 2002, Series A, Series A-1 and Series A-2 Preferred Stock (the “preferred stock”) was as follows:

	Shares Issued	Amount	Liquidation Preference

Series A	422,999	$5,000,009	$5,000,009
Series A-1	2,114,991	24,999,997	24,999,997
Series A-2	845,996	9,999,994	9,999,994

Total Preferred Stock	3,383,986	$40,000,000	$40,000,000

In connection with the issuance of the preferred stock, the Company incurred approximately $2.4 million in offering costs which were recorded as an offset to the proceeds from the preferred stock issuance.

The preferred stock has the following characteristics:

Voting

Except for the election of directors, the holders of the preferred stock are entitled to vote, together with the holders of common stock, on all matters submitted to stockholders for a vote.  The holders of the preferred stock also have the right to vote as a separate class on certain matters. Each preferred stockholder is entitled to the number of votes equal to the number of shares of common stock into which each preferred share is convertible at the time of such vote.

The board of directors consists of eight members, five of whom are elected by the holders of a majority of the common and Series A Preferred Stock, two of whom are elected by the holders of a majority the Series A-1 Preferred Stock, and one of whom is elected by the holders of a majority of the Series A-2 Preferred Stock.

Dividends

The holders of the preferred stock are entitled to receive, when and if declared by the board of directors, noncumulative dividends at the per share rate of 8% of the Liquidation Preference (see below), per annum, payable in preference and priority to any payment of any dividend to the common stockholders.  The Company shall not pay any dividends on any shares of common stock as long as any shares of the preferred stock remain outstanding.  Through December 31, 2002, no dividends have been declared or paid by the Company.

Liquidation Preference

In the event of any liquidation, dissolution or winding up of the affairs of the Company, the holders of the preferred stock shall receive the amount of $11.82 per share, as adjusted for any combinations, consolidations, subdivisions, splits or stock dividends with respect to such preferred stock in preference and priority to any payments made to the holders of the then-outstanding common stock.

Conversion

Each share of preferred stock, at the option of the holder, is convertible into a number of fully paid and nonassessable shares of common stock as determined by dividing the respective preferred stock issue price by the conversion price in effect at the time.  The initial conversion price of the preferred stock is $11.82 and is subject to adjustment in accordance with antidilution provisions.  Conversion is automatic upon the earlier of (i) the closing of a firm commitment underwritten public offering in which the public offering price equals or exceeds $15 per share (adjusted for recapitalizations, stock combinations, stock dividends, stock splits and the like) and the gross proceeds to the Company are at least $15 million or (ii) the consent of at least a majority of the holders of the then outstanding shares of preferred stock.  At December 31, 2002, 3,383,986 shares of the Company’s common stock have been reserved for conversion.

7.             Warrants

In connection with the issuance of Series A Preferred Stock in April 2000, the Company granted warrants to purchase 99,235 and 6,895 shares of Series A Preferred Stock and common stock, respectively, at an initial exercise price of $11.82 per share.  The warrants expire upon the earlier of (i) April 12, 2003 or (ii)

the closing of a firm commitment underwritten public offering.  The preferred warrants were issued to a placement agent as part of the capital financing, resulting in an insignificant effect on the financial statements.

In April 2000, the Company granted warrants to a preferred stockholder to purchase 1,872,640 shares of Series A-1 Preferred Stock at an initial exercise price of $11.82 per share.  The warrants expire upon the earlier of (i) April 12, 2003 or (ii) the closing of a firm commitment underwritten public offering.  These warrants were issued in connection with future revenue and service considerations to be earned from this preferred stockholder’s operating companies.  Given that the preferred stockholder was committed to providing future revenue and service considerations to the Company, a large disincentive for the preferred stockholder’s nonperformance existed such that a performance commitment and measurement date occurred as of the date of grant of the warrants.  The preferred stockholder would either earn or purchase the warrants at the end of the commitment.  Thus, fixed accounting criteria had been attained.  However, in accordance with EITF Appendix D-90, the Company recorded the value associated with these warrants as consideration was received from the preferred stockholder.  In June 2002, the preferred shareholder paid $4,000,000 to the Company as it had not fully earned the warrants through revenue or service considerations.  The payment has been reflected as a capital contribution in stockholders’ equity.

In 2000, the Company issued warrants to purchase 147,765 shares of the Company’s common stock at varying exercise prices ranging from $8.00 to $11.82 per share, to various parties.  In 2000, the Company also issued warrants to a common stockholder to purchase 20,000 shares of the Company’s Series A Preferred Stock at an exercise price of $11.82 per share.  Using the Black-Scholes pricing model to calculate the fair value of the warrants, the Company recorded the appropriate expense in 2000.

8.             Stock Option and Incentive Plans

The Company’s stock option and incentive plans consist of the 1999 Stock Option Plan and the 2001 Stock Incentive Plan (collectively, the “Plans”).  The Plans provide for the granting of either incentive stock option or nonqualified stock option awards to purchase shares of the Company’s common stock to officers, employees, directors, non-employee consultants and independent contractors.  The incentive options allow the holder to purchase shares of the Company’s common stock at fair market value (as determined by the Board of Directors) on the date of the grant.  For options granted to holders of more than 10% of the outstanding common stock, the option price at the date of the grant must be at least equal to 110% of the fair market value of the stock and must expire within five years from the date of grant.  Generally, incentive stock options granted to employees and nonqualified stock options vest over a three or four year period and expire five or ten years from the date of grant.

During 2001, the Company offered its employees the opportunity to exchange all or part of their existing options to purchase common stock of the Company and be granted new options under the 2001 Stock Incentive Plan.  The exchanged options had an exercise price of $2.50 per share and vest in accordance with the vesting schedule of the originally issued options that were cancelled in the exchange.  All such options have a contractual life that expires five years from the date of the new grant.  Options exchanged and reissued under this repricing program totaled 2,416,990.  The exchanged options are accounted for using variable accounting, which will require periodic remeasurement of the intrinsic value of the option over the contractual life of the option or until exercised by the employee.

During 2002, the Company modified the terms of its 2001 Stock Incentive Plan, to reduce the exercise price from $2.50 per share to $1.00 per share.  Options under this repricing program totaled 2,294,823.  The options under this Plan are accounted for using variable accounting, which will require periodic remeasurement of the intrinsic value of the option over the contractual life of the option or until exercised by the employee.  During 2002, the Company did not recognize any compensation expense, as no intrinsic value existed with the options at the new grant date of January 24, 2002, or at December 31, 2002.

At December 31, 2002, 353,434 shares of common stock were available for issuance under the Plans.

Information relating to stock options during 2002 is as follows:

	Number of Options	Weighted Average Exercise Price.

Outstanding - beginning of year	2,813,403	$2.39

Granted	1,666,015	1.00
Forfeited	(579,752)	1.39
Exercised	(12,375)	2.50

Outstanding - end of year	3,887,291	$1.04

Exercisable - end of year	1,785,767	$1.09

The following table summarizes information concerning currently outstanding and exercisable options:

	Options Outstanding..
Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life (Years).	Number of Options Exercisable

$1.00	3,614,391	6.51	1,512,867
$1.10	182,000	1.17	182,000
$2.50	90,900	4.06	90,900

	3,887,291		1,785,767

The Company applies APB 25 and related interpretations in accounting for employee and director options granted under the Plan.  Had compensation cost been determined based on the fair value at the grant dates for awards in 2002, consistent with the provisions of SFAS No. 123, the Company’s net loss for the year ended December 31, 2002 on a pro forma basis would not have differed materially from the amount reported.  Because options vest over several years and additional option grants are expected to be made in future years, the pro forma results for 2002 are not representative of the pro forma results for future years.

For purposes of pro forma disclosure, the fair value of each option grant was estimated on the date of grant using the minimum value method with the following assumptions for grants in 2002: no dividend yield; risk-free interest rates of 4.0%; and expected lives of 4 years.

Because the determination of fair value of all options granted after such time as the Company becomes a public entity will include an expected volatility factor in addition to the factors described above, the pro forma results above may not be representative of future periods.  In addition, the pro forma effects may not be representative of future amounts since the estimated fair value of stock options on the date of grant is amortized to expense over the vesting period using the multiple option approach as additional options may be granted in future periods.

During 2002, the Company modified the terms of options associated with the termination of some employees.  The modifications extended the period of time the employees had to exercise their options after termination, resulting in a remeasurement date for these options.

In 2002, the Company issued stock options to various nonemployee consultants to purchase 20,000 shares of common stock at an exercise price of $1.00 per share.  These options were fully vested, immediately exercisable and nonforfeitable at the issuance with five year terms.  As a result, the Company recognized $12,486 as stock-based compensation in 2002.

9.             Commitments

The Company leases office space and various office equipment and fixed assets under noncancelable operating and capital leases with various expiration dates through August 2004.  The office space lease contains renewal options and payments that may be adjusted for increases in operating expenses and inflation.

At December 31, 2002, the approximate future minimum commitments under these operating and capital leases are as follows:

	Operating Leases.	Capital Leases.

2003	$582,630	$103,509
2004	242,982	—

Total minimum lease payments	$825,612	$103,509
Less imputed interest		(3,381)

Present value of net minimum lease payments		$100,128

Rent expense was $418,120 in 2002.

At December 31, 2002, the Company had minimum commitments of approximately $938,052 related to bandwidth access at a web-hosting site and to outsourced services offerings.  The terms of the commitments expire at various dates through April 2004.

10.          Employee Benefit Plan

In April 1999, the Company established a savings plan for its employees which it designed to qualify under Section 401(k) of the Internal Revenue Code.  Eligible employees are permitted to contribute to the 401(k) plan through payroll deduction within statutory and plan limits.  The Company may make contributions to the 401(k) plan at its discretion.  No Company contributions have been made to the plan to date.

11.          Income Taxes

At December 31, 2002, the Company had net operating loss (“NOL”) carryforwards of approximately $34,625,000 and $21,300,000 for federal and state income tax purposes, respectively.  The NOL carryforwards begin to expire in 2018 and 2006 for federal and state tax purposes, respectively, if not previously utilized.  Future utilization of the available net operating loss carryforwards may be limited under Internal Revenue Service Code Section 382 based on significant changes in ownership.

At December 31, 2002, the Company has deferred tax assets that consist of the following:

Net operating loss carryforwards	$13,051,229
Customer deposits and deferred revenue	223,066
Allowance for doubtful accounts	91,074
Tax basis differences	99,122
Other temporary differences	143,994

Tot deferred tax assets	13,608,485
valuation allowance	(13,608,485)

Net deferred tax assets	$—

Given its history of operating losses and potential limitations on the utilization of NOL, the Company has recorded a full valuation allowance against its deferred tax assets as there is uncertainty surrounding realization of the benefits in the future.